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Exhibit 11.1                                                                                    Weighted Average
                                                                                                     Shares
March 31, 1999                                                                                     Three-month
                                                                                                  period ended
                                                                                                 March 31, 1999
                                                                                              -------------------
Shares outstanding at beginning of period                                           15,390,574         15,390,574

January  11, 1999      Issuance of shares for acquisition                              825,834            724,899

January  12, 1999      Issuance of shares for acquisition                               64,716             56,087

January  15, 1999      Issuance of shares for acquisition                               41,655             34,713

January  27, 1998      Release of holdback shares                                       55,157             38,610

January  29, 1999      Issuance of shares for acquisition                               18,531             12,560

January  29, 1999      Issuance of shares for acquisition                               90,864             61,586

February 1, 1999       Issuance of shares for acquisition                               63,534             40,944

February 22, 1999      Issuance of shares for acquisition                               42,687             17,549

February 26, 1999      Issuance of shares for acquisition                              104,752             38,409

March 1, 1999          Issuance of shares for acquisition                               43,845             14,615

March 2, 1999          Issuance of shares for acquisition                               17,266              5,563

March 5, 1999          Issuance of shares for acquisition                              196,092             56,649

March 22, 1999         Issuance of shares for acquisition                               55,944              5,594
                                                                                              -------------------

Weighted average shares outstanding for basic earnings per share                                       16,498,352

Options outstanding at March 31, 1999: 1,142,400 shares; Total exercise proceeds: 14,078,894; Average price of
                       option $12.32                                                                      204,778

Warrants outstanding at March 31, 1999: 117,789 shares; Exercise price: $12.91 per share; Average market
                       value of Company stock $16.06                                                       23,090

Earnout shares held at March 31,1999; Stock price $4.69                                                    90,869

Shares held in escrow related to acquisitions                                                             561,318
                                                                                                       ----------

Total shares outstanding for fully diluted earnings per share                                          17,378,406
                                                                                                       ==========
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